Exhibit 10.4

May 17, 2021

Catalyst Partners Acquisition Corp.
20 University Road

Fourth Floor
Cambridge, Massachusetts 02138

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Catalyst Partners Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Goldman Sachs & Co. LLC (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of 34,500,000 of the Company’s units (including up to 4,500,000 units granted to the Underwriter that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-fifth of one redeemable warrant. Each whole Warrant (each, a “Warrant”) entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) included therein, filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CAT Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Catalyst Partners Foundation (the “Foundation”) and the undersigned individuals, each of whom is a member of the Company’s board of directors, a nominee for membership on the board of directors and/or an executive officer of the Company (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.                  It is acknowledged and agreed that the Company shall not enter into a definitive agreement regarding a proposed Business Combination without the prior consent of the Sponsor. The Sponsor, the Foundation and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any Class A Ordinary Shares owned by it, him or her in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor, the Foundation and each Insider agrees that it, he or she will not sell or tender any Class A Ordinary Shares owned by it, him or her in connection therewith.

2.                  The Sponsor, the Foundation and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Sponsor, the Foundation and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor, the Foundation and each Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association that would modify the substance or timing of the Company’s obligation to provide holders of the Class A Ordinary Shares the right to have such Class A Ordinary Shares redeemed in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering or with respect to any other provisions relating to the rights of holders of our Class A Ordinary Shares, unless the Company provides its public shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares.

The Sponsor, the Foundation and each Insider acknowledges that it or he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it. The Sponsor, the Foundation and each Insider hereby further waives, with respect to any Class A Ordinary Shares held by it or him, if any, any redemption rights it or he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote (i) to approve such Business Combination or in the context of a tender offer made by the Company to purchase Class A Ordinary Shares (although the Sponsor, the Foundation the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Class A Ordinary Shares it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering) or (ii) to approve an amendment to the Company’s amended and restated memorandum and articles of association to modify the substance or timing of its obligation to redeem 100% of our public shares if we have not consummated a Business Combination within 24 months (or 27 months, if applicable) from the closing of the initial public offering or with respect to any other material provisions relating to shareholders’ rights or pre- Business Combination activity.

3.                  The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target company that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, which is a member of the Financial Industry Regulatory Authority, or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

4.                  In the event of the liquidation of the Trust Account the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor, or any of the other undersigned) (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company (except for the Company’s independent auditors) or (ii) any prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay franchise and income taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5.                  To the extent that the Underwriter does not exercise its option to purchase the additional Units within 45 days from the date of the Prospectus in full (as further described in the Prospectus), the Sponsor and the Foundation agree to automatically surrender to the Company for no consideration, for cancellation at no cost, an aggregate number of Founder Shares, on a pro rata basis, so that the number of Founder Shares will equal of 23.1%, on an as-converted basis, of the sum of the total number of Class A Ordinary Shares outstanding at such time. The Sponsor, the Foundation and Insiders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a share capitalization or a share repurchase, as applicable, with respect to the Founder Shares immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares, on an as-converted basis, at approximately 23.1% of our issued and outstanding ordinary shares upon the consummation of this offering.

6.                  The Sponsor, the Foundation and each Insider hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor, the Foundation or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6, 7(a), 7(b), 7(c), and 9, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.            (a)                The Sponsor, the Foundation and the Insiders agree that they shall not Transfer any Founder Shares (the “Founder Shares Lock-up”) until the earliest of (A) one year after the completion of an initial Business Combination and (B) the date following the completion of an initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”). Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Founder Shares shall be released from the Founder Shares Lock-up.

(b)               The Sponsor, the Foundation and Insiders agree that they shall not effectuate any Transfer of Private Placement Warrants or Class A Ordinary Shares underlying such warrants until 30 days after the completion of an initial Business Combination.

(c)               Notwithstanding the provisions set forth in paragraphs 7(a) and 7(b), Transfers of the Founder Shares and Private Placement Warrants (and Class A Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants and the Founder Shares and that are held by the Sponsor, the Foundation any Insider or any of their permitted transferees (that have complied with this paragraph 8(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any direct or indirect members or partners of the Initial Shareholders or their affiliates, any affiliates of the Initial Shareholders, or any employees of such affiliates, or any funds or accounts advised by our Initial Shareholders or their affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the private placement warrants or Class A Ordinary Shares, as applicable, were originally purchased; (f) by virtue of the Sponsor’s or the Foundation’s organizational documents upon liquidation or dissolution of the Sponsor or the Foundation, as applicable; (g) to the Company for no value for cancellation in connection with the consummation of the Company’s initial Business Combination; (h) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (i) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s public shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of the an initial Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

(d)               During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor, the Foundation and each Insider shall not, without the prior written consent of the Underwriter, Transfer any Units, Class A Ordinary Shares, Warrants or any other securities convertible into, or exercisable or exchangeable for, Class A Ordinary Shares held by it, her or him, as applicable. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

8.                  Each of the Insiders agrees to be a director or officer of the Company, as applicable, until the earlier of the consummation by the Company of an initial Business Combination, the liquidation of the Company, or his or her removal, death or incapacity. In the event of the removal or resignation of an Insider as a director or officer (as applicable), each Insider agrees that he or she will not, prior to the consummation of the Business Combination, without the prior express written consent of the Company, (i) use for the benefit of the undersigned or to the detriment of the Company or (ii) disclose to any third party (unless required by law or governmental authority), any information regarding a target candidate of the Company that is not generally known by persons outside of the Company, the Sponsor, or their respective affiliates. The Sponsor, the Foundation and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to the Company and the Underwriter is true and accurate in all material respects. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it or he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it or he or she is not currently a defendant in any such criminal proceeding.

9.                  Except as disclosed in the Prospectus, neither the Sponsor, the Foundation nor any Insider nor any affiliate of the Sponsor, the Foundation or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10.              The Sponsor, the Foundation and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11.              The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and the Insiders shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

12.              As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities; (ii) “Capital Stock” shall mean, collectively, the Class A Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean the 10,350,000 Class B ordinary shares of the Company, par value $0.0001 per share, outstanding prior to the consummation of the Public Offering; (iv) “Initial Shareholders” shall mean the Sponsor, Foundation and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the warrants to purchase Class A Ordinary Shares of the Company that will be acquired by the Sponsor for an aggregate purchase price of $11,200,000 (or $12,100,000 if the over-allotment option is not exercised by the Underwriter) or $0.60 per Private Placement Warrant, in a private placement that shall close simultaneously with the consummation of the Public Offering (including Class A Ordinary Shares issuable upon conversion thereof); (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and certain of the proceeds from the sale of the Private Placement Warrants shall be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

13.              This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.              No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, the Foundation and each Insider and their respective successors, heirs and assigns and permitted transferees.

15.              This Letter Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.              This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.              This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.              Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19.              This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided further that paragraph 5 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

CAT SPONSOR LLC

By:	/s/ Evan Sotiriou
Name:	Evan Sotiriou
Title:	Chief Operating Officer

DIRECTORS AND OFFICERS:

By:	/s/ James I. Cash
Name:	James I. Cash
Title:	Chairman and Chief Executive Officer

By:	/s/ Paul Sagan
Name:	Paul Sagan
Title:	President and Vice Chairman

By:	/s/ Robin L. Washington
Name:	Robin L. Washington
Title:	Chief Development Officer

By:	/s/ Kevin King
Name:	Kevin King
Title:	Investment Partner

By:	/s/ Kenneth I. Chenault
Name:	Kenneth I. Chenault
Title:	Director Nominee

By:	/s/ Ann Fudge
Name:	Ann Fudge
Title:	Director Nominee

By:	/s/ David J. Grain
Name:	David J. Grain
Title:	Director Nominee

By:	/s/ Steven S. Reinemund
Name:	Steven S. Reinemund
Title:	Director Nominee

By:	/s/ Corey E. Thomas
Name:	Corey E. Thomas
Title:	Director Nominee

[Signature Page to Letter Agreement]

CATALYST PARTNERS FOUNDATION

By:	/s/ James I. Cash
Name:	James I. Cash
Title:	Director

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

CATALYST PARTNERS ACQUISITION CORP.

By:	/s/ Evan Sotiriou
Name:	Evan Sotiriou
Title:	Chief Operating Officer

[Signature Page to Letter Agreement]